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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
KAR Auction Services, Inc.:

        We consent to the incorporation by reference in registration statement (No. 333-174038) on Form S-3 and registration statements (No. 333-164032 and No. 333-168523) on Form S-8 of KAR Auction Services, Inc., of our report dated February 22, 2013, with respect to the consolidated balance sheets of KAR Auction Services, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 annual report on Form 10-K of KAR Auction Services, Inc.

/s/ KPMG LLP

Indianapolis, Indiana
February 22, 2013

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm